Exhibit (g)(6)

                      AMENDMENT TO THE CUSTODIAN AGREEMENT
                      ------------------------------------

         THIS AMENDMENT, dated as of July 2, 2001 between SCUDDER INTERNATIONAL RESEARCH FUND, INC. (the "Fund"), a Maryland Corporation organized as an open-end management investment company under the laws of Maryland and registered with the Commission under the 1940 Act, and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York ("BBH&Co." or the "Custodian"), amends the Custodian Agreement between the parties dated December 31, 1997 (the "Custodian Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Fund has employed BBH&Co. to act as custodian for the Fund and to provide related services, all as provided in the Custodian Agreement;

         WHEREAS, the Securities and Exchange Commission has promulgated Rules 17f-5 and 17f-7 under the Investment Company Act of 1940 which establish rules regarding the Fund's investments held outside the United States by subcustodians or through Securities Depositories; and

         WHEREAS, BBH&Co. is willing to provide services in connection with such Rules in accordance with the terms of this Amendment to the Custodian Agreement;


         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

1. That Article II - Powers and Duties of Custodian shall be amended by the inclusion of the following subsection:



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         2.26 Deposit of Fund Assets in Foreign Securities Depositories.  Unless
         instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. investments of the Fund in any non-U.S. Securities
         Depository  provided  such  Securities   Depository  either  meets  the
         requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository the Custodian shall have prepared an analysis of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Sub-section 2.26.1 of this Section. An instruction to open an account in a given country shall comprise authorization for the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

                           2.26.1  Monitoring and Risk  Assessment of Securities
                  Depositories. Prior to the placement of any assets of the Fund with a Securities Depository, the Custodian: (a) shall provide to the Fund, its investment adviser or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository in accordance with Rule 17f-7(a)(1)(i)(A), and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its investment adviser of any material changes in such risk in accordance with Rule 17f-7(a)(1) (i)(B). In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties in accordance with the standard of care set forth above in this sub-section 2.26.1. The risk assessment shall be provided to the Fund or its Investment Adviser or its authorized representative by such means as the Custodian shall reasonably establish. The form and substance of the risk assessment shall be agreed upon by the parties. Advice of material


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                  change in such  assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.


2. That Article IV - Subcustodians shall be amended by the inclusion of the following at the end of Sub-section 4.2.(a) Foreign Subcustodians and Interim
Subcustodians.:


                           (a)(1)  Delegation  of  Directors/Trustees  Review of
                  Subcustodians. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Fund's Directors/Trustees. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.


3. In addition, that the definitions under the Custodian Agreement shall be amended with the addition modification of the following:


                  Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.

                  Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.


    All defined terms used herein shall have the meaning given to such terms in the Custodian Agreement as amended by this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.


         SCUDDER INTERNATIONAL RESEARCH FUND, INC.

         By: /s/Philip J. Collora
             ------------------------
             Philip J. Collora
             Vice President

         By: BROWN BROTHERS HARRIMAN & CO.


         By: /s/Susan C. Livingston
             ------------------------
             Susan C. Livingston
             Partner




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                            17f-5 DELEGATION SCHEDULE
                            -------------------------


              By its execution of this Delegation Schedule, SCUDDER INTERNATIONAL RESEARCH FUND, INC. (the "Fund"), a management investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, (the "1940 Act"), acting through its Directors/Trustees or its duly appointed representative, hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Foreign Custody Manager"), as its delegate to perform certain functions with respect to the custody of Fund's Foreign Assets outside the United States.

1. Maintenance of Fund's Foreign Assets Abroad. The Fund, acting through its Directors/Trustees or its duly authorized representative, hereby instructs the Foreign Custody Manager pursuant to the terms of the Custodian Agreement to place and maintain the Fund's Foreign Assets within the countries listed on the attached Foreign Custody Network. Such instruction shall constitute an instruction under the terms of the Custodian Agreement. Countries may be added to the Foreign Custody Network by written instruction of the Fund that is accepted and agreed to in writing by the Custodian. With respect to amendments to the Foreign Custody Network, the Fund acknowledges that - (a) the Foreign Custody Manager shall perform services hereunder only with respect to the countries where it provides custodial services to the Fund under the Custodian Agreement; (b) depending on conditions in the particular country, advance notice may be required before the Foreign Custody Manager shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Foreign Custody Manager to provide delegated or custodial services in any country not listed on the Foreign Custody Network until such amended Foreign Custody Network has been accepted by the Foreign Custody Manager in accordance herewith.

2. Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Directors/Trustees hereby delegates to the Foreign Custody Manager, and the Foreign Custody Manager hereby accepts such delegation and agrees to perform, only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Foreign Assets in each of the countries set forth in Attachment A as amended from time to time in accordance with the terms of
Section 1 of this Delegation Schedule. The Foreign Custody Manager is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to


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cause the Fund's Foreign Assets to be placed with a particular Eligible Foreign
Custodian in accordance herewith.

3. Selection of Eligible Foreign Custodian and Contract Administration. The Foreign Custody Manager shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

              (a) Selection of Eligible Foreign Custodian. The Foreign Custody Manager shall place and maintain the Fund's Foreign Assets with an Eligible Foreign Custodian; provided that the Foreign Custody Manager shall have determined that the Fund's Foreign Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

              (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

              (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Foreign Assets, including, but not limited to, the adequacy of the Eligible Foreign Custodian's capital with regard to protecting the Fund's assets against the risk of loss due to such Eligible Foreign Custodian's insolvency;

              (iii) The Eligible Foreign Custodian's general reputation and standing; and

              (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Foreign Custody Manager shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it in accordance with the standard of care set forth in
Section 8 of this Schedule.

              (b) Contract Administration. The Foreign Custody Manager shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Foreign Custody Manager has determined will provide reasonable care for Fund assets based on the standards


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

applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in section 3(a) of this Delegation Schedule. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

              (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

              (ii) That the Fund's Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

              (iii) That beneficial ownership of the Fund's Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

              (iv) That adequate records will be maintained identifying the Fund's Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;
              (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

              (vi) That the Foreign Custody Manager on behalf of the Fund will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Foreign Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Foreign Assets.

         Such contract may contain, in lieu of any or all of the provisions specified in this Section 3 (b), such other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Foreign Assets as the specified provisions, in their entirety.

         (c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Foreign Custody Manager and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Foreign Custody Manager is directed to use pursuant to Section 7.


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

4. Monitoring. The Foreign Custody Manager shall establish a system to monitor at reasonable intervals , (i) the appropriateness of maintaining the Fund's Foreign Assets with each Eligible Foreign Custodian that has been selected by the Foreign Custody Manager pursuant to Section 3 of this Delegation Schedule; and (ii) the performance of the contract governing custody arrangements established by the Foreign Custody Manager with each Eligible Foreign Custodian. The Foreign Custody Manager shall monitor the continuing appropriateness of placement of the Fund's Foreign Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule and other relevant criteria. The Foreign Custody Manager shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule and other relevant criteria

5. Reporting. At least annually and more frequently as the Directors/Trustees deems reasonable and appropriate based on the circumstances, the Foreign Custody Manager shall provide to the Directors/Trustees written reports specifying placement of the Fund's Foreign Assets with each Eligible Foreign Custodian selected by the Foreign Custody Manager pursuant to Section 3 of this Delegation Schedule and shall promptly report to the Directors/Trustees as to any material changes to such foreign custody arrangements. The Foreign Custody Manager will prepare such a report with respect to any Eligible Foreign Custodian that the Foreign Custody Manager has been instructed to use pursuant to Section 7 only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Fund's Foreign Assets. If the Foreign Custody Manager determines that an arrangement with a specific Eligible Foreign Custodian selected by the Foreign Custody Manager under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, the Foreign Custody Manager shall promptly notify the Fund of such fact and shall withdraw the Fund's Foreign Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Foreign Custody Manager, such withdrawal would require liquidation of any of the Fund's Foreign Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Foreign Assets, it shall be the duty of the Foreign Custody Manager to provide information regarding the particular circumstances and to act only in accordance with Proper Instructions of the Fund or its Investment Adviser with respect to such liquidation or other withdrawal.

7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Fund, acting through its Directors/Trustees, its Investment Adviser or its other authorized representative, may direct the

Foreign Custody Manager to place and maintain the Fund's Foreign Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Foreign Custody Manager shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. Standard of Care. In carrying out its duties under this Delegation Schedule, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets would exercise.

9. Representations.The Foreign Custody Manager hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Foreign Custody Manager and is a legal, valid and binding agreement of the Foreign Custody Manager.

              The Fund hereby represents and warrants that its Directors/Trustees has determined that it is reasonable to rely on the Foreign Custody Manager to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10. Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Foreign Custody Manager, as indicated by the date set forth below the Foreign Custody Manager's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. Notices.Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. Definitions. Capitalized terms in this Delegation Schedule have the following meanings:



                                      -8-
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              a. Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) and shall also include a U.S. Bank.

              b. Fund's Foreign Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

              c. Proper Instructions - shall have the meaning set forth in the Custodian Agreement.

              d. Securities Depository - shall mean "eligible securities depository" as such term is defined in Rule 17f-7.

              e. U.S. Bank - Shall have the meaning set forth in Rule 17f-5
              (a)(7).


13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

14. Fees. Foreign Custody Manager shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Foreign Custody Manager's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Foreign Custody Manager's obligations under the Custodian Agreement.



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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.


         SCUDDER INTERNATIONAL RESEARCH FUND, INC.


         By: /s/Philip J. Collora
             ------------------------
             Philip J. Collora
             Vice President

         By: BROWN BROTHERS HARRIMAN & CO.


         By: /s/Susan C. Livingston
             ------------------------
             Susan C. Livingston
             Partner









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